Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE:	April 22, 2021
CONTACT:	Kenneth J. Stephon
President and CEO
PHONE:	(856) 656-2201, ext. 1009

WILLIAM PENN BANCORPORATION ANNOUNCES THIRD QUARTER RESULTS

BRISTOL, PENNSYLVANIA, April 22, 2021 — William Penn Bancorporation (“William Penn” or the “Company”) (NASDAQ CM: WMPN), the parent company of William Penn Bank (the “Bank”), today announced its financial results for the three and nine months ended March 31, 2021.  William Penn recorded net income of $1.1 million and $3.1 million, or $0.07 and $0.21 per diluted share, for the three and nine months ended March 31, 2021, respectively, compared to net income of $837 thousand and $2.6 million, or $0.06 and $0.20 per diluted share, for the three and nine months ended March 31, 2020.  Net income for the nine months ended March 31, 2021 included a $435 thousand, or $0.03 per diluted share, gain on the disposition of premises and equipment primarily due to the sale of several commercial real estate properties that were acquired in connection with the Bank’s acquisitions of Washington Savings Bank (“Washington”) and Fidelity Savings and Loan Association of Bucks County (“Fidelity”), which were completed on May 1, 2020.

Kenneth J. Stephon, William Penn’s Chairman, President and CEO, stated “We are excited to have completed our second-step conversion and stock offering during the quarter.  As a result of the share conversion, our tangible book value per share(1) measured $13.79 as of March 31, 2021.  Following the second step, we remain focused on prudent capital management, organic growth, and improving our financial performance.  We intend to deploy the second step proceeds to assist us in achieving our strategic and financial growth goals.  We continue to experience reduced loan demand as a result of the difficult operating environment related to the COVID-19 pandemic.  The low interest rate environment has made it challenging to effectively deploy the excess cash we hold on our balance sheet from two recent acquisitions and the second step offering.  We believe the addition of Alan Turner as Executive Vice President and Chief Lending Officer will assist us with attaining our loan growth goals while maintaining consistent and conservative lending practices. In addition, we remain focused on maintaining a high-quality investment portfolio that provides a steady stream of cash flows both in the current and in rising interest rate environments.”

Highlights for the three months ended March 31, 2021 are as follows:

•

As previously announced on March 24, 2021, William Penn completed the stock offering conducted in connection with its second-step conversion. In connection with the conversion, 12,640,035 shares of common stock were sold, at a price of $10.00 per share, for gross proceeds of $126.4 million.  William Penn contributed $61.7 million of the net offering proceeds to the Bank to support the continuing operations of the Bank.

•	Following the second-step conversion, our capital levels significantly increased with tangible capital to tangible assets totaling 25.77% at March 31, 2021 compared to 12.32% at December 31, 2020.
•	During the three months ended March 31, 2021, William Penn recorded net income of $1.1 million, or $0.07 per diluted share.
•	Net interest income increased $1.7 million, or 48.9%, for the three months ended March 31, 2021 compared to the same period in the prior year.
•	William Penn maintained strong credit reserves amidst the uncertain economic environment and recorded a $15 thousand provision for loan losses during the three months ended March 31, 2021.

(1) As used in this press release, tangible book value per share is a non-GAAP financial measure.  This non-GAAP financial measure excludes goodwill and other intangible assets.  For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

•

Asset quality metrics continued to remain strong with non-performing assets to total assets of 0.74% as of March 31, 2021.  Our allowance for loan losses totaled $3.6 million, or 1.19% of total loans, excluding acquired loans(2), as of March 31, 2021, compared to $3.5 million, or 1.27% of total loans, excluding acquired loans(2), as of June 30, 2020.

•

The balance of loans on deferral in accordance with the provisions of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) decreased to $608 thousand as of March 31, 2021, compared to $49.8 million at June 30, 2020.

Balance Sheet

Total assets increased $80.9 million, or 11.0%, to $817.4 million at March 31, 2021, from $736.5 million at June 30, 2020.  The increase in total assets can primarily be attributed to a $96.7 million increase in total cash and cash equivalents and a $19.2 million increase in investment securities, partially offset by a $32.8 million decrease in gross loans.

Cash and cash equivalents increased $96.7 million, or 116.6%, to $179.6 million at March 31, 2021, from $82.9 million at June 30, 2020.  The increase in cash and cash equivalents was primarily driven by $126.4 million of gross offering proceeds received in connection with the second step offering and a $32.8 million decrease in gross loans.  These increases to cash and cash equivalents were partially offset by an $11.5 million decrease in deposits, a $19.2 million increase in investment securities and a $23.9 million decrease in advances from the Federal Home Loan Bank (“FHLB”) of Pittsburgh.  The decrease in advances from the FHLB of Pittsburgh was due to the strategic prepayment of $23.2 million of higher-cost advances during the three months ended September 30, 2020.

Investments increased $19.2 million, or 21.3%, to $109.2 million at March 31, 2021, from $90.0 million at June 30, 2020. The Company remains focused on maintaining a high-quality investment portfolio that provides a steady stream of cash flows both in the current and in rising interest rate environments.

Gross loans decreased $32.8 million, or 6.4%, to $479.3 million at March 31, 2021, from $512.1 million at June 30, 2020.  The COVID-19 pandemic and low interest rate environment have created a highly competitive market for residential lending.  The Company maintains conservative lending practices and is focused on lending to borrowers with high credit quality within its market footprint.

Deposits decreased $11.5 million, or 2.1%, to $548.3 million at March 31, 2021, from $559.8 million at June 30, 2020.  The decrease in deposits was primarily due to a $25.6 million decrease in time deposits, partially offset by a $9.4 million increase in non-interest business checking accounts and a $6.5 million increase in savings accounts.  The decrease in time deposits was consistent with the planned run-off associated with our re-pricing of higher-cost, non-relationship-based accounts.

Borrowings decreased $23.9 million, or 36.8%, to $41.0 million at March 31, 2021, from $64.9 million at June 30, 2020.  The decrease in borrowings was primarily due to the previously discussed prepayment of $23.2 million of higher-cost advances from the FHLB of Pittsburgh during the three months ended September 30, 2020.

Stockholders’ equity increased $118.6 million, or 123.2%, to $215.0 million at March 31, 2021, from $96.4 million at June 30, 2020.  The increase in stockholders’ equity was primarily due to net proceeds received in connection with the second-step conversion and net income of $3.1 million, partially offset by $1.9 million of dividends paid to common shareholders in August 2020 and a $1.3 million decrease in the accumulated other comprehensive loss component of the unrealized loss on available-for-sale investment securities during the nine months ended March 31, 2021.  Tangible book value per share(1) measured $13.79 as of March 31, 2021.

(2) As used in this press release, the ratio of the allowance for loan losses to total loans, excluding acquired loans, is a non-GAAP financial measure.  This non-GAAP financial measure excludes loans acquired in a business combination.  For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measure, see “Non-GAAP Reconciliation” at the end of the press release.

Net Interest Income

For the three months ended March 31, 2021, net interest income was $5.3 million, an increase of $1.7 million, or 48.9%, from the three months ended March 31, 2020. The increase in net interest income was primarily due to an increase in interest-earning assets as a result of the acquisitions of Washington and Fidelity effective May 1, 2020.  The net interest margin measured 2.91% for the three months ended March 31, 2021 compared to 3.44% for the same period in 2020.  The decrease in the net interest margin is consistent with the recent decrease in interest rates and current margin compression that is primarily due to the COVID-19 pandemic and its impact on the economy and interest rate environment, as well as the excess cash that the Bank held in connection with the second-step offering during the three months ended March 31, 2021.

For the nine months ended March 31, 2021, net interest income was $16.1 million, an increase of $5.8 million, or 56.9%, from the nine months ended March 31, 2020. The increase in net interest income was primarily due to an increase in interest-earning assets as a result of the acquisitions of Washington and Fidelity effective May 1, 2020.  The net interest margin measured 3.08% for the nine months ended March 31, 2021 compared to 3.39% for the same period in 2020.  The decrease in the net interest margin is consistent with the recent decrease in interest rates and current margin compression that is primarily due to the COVID-19 pandemic and its impact on the economy and interest rate environment.

Non-interest Income

For the three months ended March 31, 2021, non-interest income totaled $535 thousand, an increase of $150 thousand, or 39.0%, from the three months ended March 31, 2020.  The increase was primarily due to a $48 thousand increase in service fees as a result of higher deposit transaction volume due primarily to the acquisitions of Washington and Fidelity effective May 1, 2020 and a $160 thousand gain recorded in connection with the sale of other real estate owned.  These increases to non-interest income were partially offset by a $68 thousand decrease in the net gain on sale of investment securities.  In addition, the $34 thousand loss on the disposition of premises and equipment relates to the strategic decision to consolidate three existing Bank branches into one branch based on branch deposit levels and the close geographic proximity of the three consolidating branches.

For the nine months ended March 31, 2021, non-interest income totaled $1.8 million, an increase of $756 thousand, or 74.2%, from the nine months ended March 31, 2020.  The increase was primarily due to a $435 thousand net gain on the disposition of premises and equipment primarily related to the sale of five commercial real estate properties and a $206 thousand gain recorded in connection with the sale of other real estate owned.  The increase in non-interest income can also be attributed to a $121 thousand increase in service fees as a result of higher deposit transaction volume due primarily to the acquisitions of Washington and Fidelity effective May 1, 2020, as well as a $71 thousand increase in earnings on bank-owned life insurance.  These increases to non-interest income were partially offset by a $191 thousand decrease in the net gain on sale of investment securities.

Non-interest Expense

For the three months ended March 31, 2021, non-interest expense totaled $4.5 million, an increase of $1.6 million, or 55.7%, from the three months ended March 31, 2020.  The increase in non-interest expense was primarily due to an $857 thousand increase in salaries and employee benefits due to the addition of new employees from the acquisitions of Washington and Fidelity and a $414 thousand increase in occupancy and equipment expense due to additional operating costs from new branch offices and increased depreciation expense associated with premises and equipment from the acquisitions of Washington and Fidelity.  The $142 thousand increase in data processing expense and the increase in other non-interest expense can be attributed to operating a larger organization that has resulted from the two acquisitions by William Penn Bank completed on May 1, 2020.

For the nine months ended March 31, 2021, non-interest expense totaled $13.9 million, an increase of $5.3 million, or 62.1%, from the nine months ended March 31, 2020.  The increase in non-interest expense was primarily due to a $2.8 million increase in salaries and employee benefits due to the addition of new employees from the acquisitions of Washington and Fidelity and a $1.0 million increase in occupancy and equipment expense due to additional operating costs from new branch offices and increased depreciation expense associated with premises and equipment from the acquisitions of Washington and Fidelity.  The $551 thousand increase in data processing expense and the increase in other non-interest expense can be attributed to operating a larger organization that has resulted from the two acquisitions by William Penn Bank completed on May 1, 2020.  In addition, the nine months ended March 31, 2021 included $161 thousand of prepayment penalties associated with the prepayment of $23.2 million of higher-cost advances from the FHLB of Pittsburgh.

Income Taxes

For the three months ended March 31, 2021, we recorded a provision for income taxes of $273 thousand, reflecting an effective tax rate of 20.4%, compared to a provision for income taxes of $210 thousand, reflecting an effective tax rate of 20.1%, for the same period in 2020.  The increase in the provision for income taxes for the three months ended March 31, 2021 compared to the same period a year ago is primarily due to higher income before income taxes.

For the nine months ended March 31, 2021, we recorded a provision for income taxes of $789 thousand, reflecting an effective tax rate of 20.2%, compared to a provision for income taxes of $92 thousand, reflecting an effective tax rate of 3.4%, for the same period in 2020.  The increase in the provision for income taxes for the nine months ended March 31, 2021 compared to the same period a year ago is primarily due to higher income before income taxes and the $408 thousand effect of a change in tax law related to the treatment of bank-owned life insurance acquired as part of our 2018 acquisition of Audubon Savings Bank that reduced income tax expense during the nine months ended March 31, 2020.  The increase in the effective tax rate for the nine months ended March 31, 2021 compared to the same period a year ago is primarily due the $408 thousand effect of the previously discussed change in tax law related to the treatment of bank-owned life insurance that reduced income tax expense during the nine months ended March 31, 2020.

Asset Quality

Our ratio of non-performing assets to total assets remained low at 0.74% as of March 31, 2021.  In addition, our net charge-offs remained low with $34 thousand, or 0.01% of gross loans, of net charge-offs recorded during the nine months ended March 31, 2021.  As a result of the continued economic uncertainty due to the COVID-19 pandemic, we recorded a $113 thousand provision for loan losses during the nine months ended March 31, 2021 compared to a $21 thousand provision for loan losses during the same period in 2020.  Our allowance for loan losses totaled $3.6 million, or 1.19% of total loans, excluding acquired loans(2), as of March 31, 2021, compared to $3.5 million, or 1.27% of total loans, excluding acquired loans(2), as of June 30, 2020.  In addition, the balance of loans on deferral in accordance with the provisions of the CARES Act decreased to $608 thousand as of March 31, 2021, compared to $49.8 million at June 30, 2020.

Capital

The Bank’s capital position remains strong relative to current regulatory requirements. The Bank continues to have substantial liquidity that has been retained in cash or invested in high quality government-backed securities. As of March 31, 2021, William Penn’s tangible capital to tangible assets totaled 25.77%.  In addition, at March 31, 2021, we had the ability to borrow up to $296.2 million from the Federal Home Loan Bank of Pittsburgh.  The federal regulators issued a final rule, effective January 1, 2020, that set the elective community bank leverage ratio at 9% of tier 1 capital to average total consolidated assets.  The Bank has elected to follow this alternative framework.  As of March 31, 2021, William Penn Bank had a community bank leverage ratio of 19.27% and is considered well-capitalized under the prompt corrective action framework.

About William Penn Bancorporation

William Penn Bancorporation, headquartered in Bristol, Pennsylvania, is the holding company for William Penn Bank, which serves the Delaware Valley area through thirteen full-service branch offices in Bucks County and Philadelphia, Pennsylvania, and Burlington and Camden Counties in New Jersey.  The Company's executive offices are located at 10 Canal Street, Suite 104, Bristol, Pennsylvania 19007.  William Penn Bank's deposits are insured up to the legal maximum (generally $250,000 per depositor) by the Federal Deposit Insurance Corporation (FDIC).  The primary federal regulator for William Penn Bank is the FDIC.  For more information about the Bank and William Penn, please visit www.williampenn.bank.

Forward Looking Statements

This news release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions, the effect of the COVID-19 pandemic (including its impact on our business operations and credit quality, on our customers and their ability to repay their loan obligations and on general economic and financial market conditions), changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows, changes in the quality or composition of our loan or investment portfolios and our ability to successfully integrate the business operations of Fidelity Savings and Loan Association of Bucks County and Washington Savings Bank, each of which we recently acquired on May 1, 2020,  into our business operations, and that the Company may not be successful in the implementation of its business strategy or its deployment of the proceeds raised in its second step conversion offering . Additionally, other risks and uncertainties may be described in William Penn’s prospectus, filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(3) on January 25, 2021, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, each of which is  available through the SEC’s EDGAR website located at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as may be required by applicable law or regulation, William Penn assumes no obligation to update any forward-looking statements.

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Consolidated Statements of Financial Condition

(Dollars in thousands, except share amounts)

	March 31,	December 31,	June 30,	March 31,
	2021	2020	2020	2020
ASSETS
Cash and due from banks	$8,713	$23,583	$21,385	$7,185
Interest bearing deposits with other banks	170,844	62,675	56,755	12,968
Federal funds sold	—	—	4,775	—
Total cash and cash equivalents	179,557	86,258	82,915	20,153
Interest-bearing time deposits	2,050	2,300	2,300	2,000
Securities available for sale	109,184	112,909	89,998	56,760
Loans receivable, net of allowance for loan losses of $3,599, $3,587, $3,519, and $3,009, respectively	475,730	494,805	508,605	346,526
Premises and equipment, net	13,534	13,543	16,733	9,601
Regulatory stock, at cost	3,025	3,133	4,200	3,175
Deferred income taxes	4,044	3,721	4,817	1,795
Bank-owned life insurance	15,078	14,968	14,758	11,452
Goodwill	4,858	4,858	4,858	4,858
Intangible assets	1,000	1,064	1,192	996
Accrued interest receivable and other assets	9,367	8,968	6,076	4,086
TOTAL ASSETS	$817,427	$746,527	$736,452	$461,402
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits	$548,316	$597,079	$559,848	$314,248
Advances from Federal Home Loan Bank	41,000	41,000	64,892	61,000
Advances from borrowers for taxes and insurance	3,403	3,056	4,536	3,584
Accrued interest payable and other liabilities	9,668	8,203	10,811	5,400
TOTAL LIABILITIES	602,387	649,338	640,087	384,232
STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value	—	—	—	—
Common Stock, $.01 par value	152	467	467	416
Additional paid-in capital	168,349	42,932	42,932	22,441
Treasury stock	—	(3,710)	(3,710)	(3,710)
Unearned common stock held by employee stock ownership plan	(10,104)	—	—	—
Retained earnings	57,827	56,760	56,600	57,892
Accumulated other comprehensive (loss) income	(1,184)	740	76	131
TOTAL STOCKHOLDERS' EQUITY	215,040	97,189	96,365	77,170
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$817,427	$746,527	$736,452	$461,402

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	Three months ended			Nine months ended
	March 31, 2021	December 31, 2020	March 31, 2020	March 31, 2021	March 31, 2020
INTEREST INCOME
Loans receivable, including fees	$5,701	$6,233	$4,277	$17,827	$12,500
Securities	449	472	422	1,574	1,097
Other	80	79	125	270	409
Total Interest Income	6,230	6,784	4,824	19,671	14,006
INTEREST EXPENSE
Deposits	652	918	891	2,651	2,658
Borrowings	262	267	364	888	1,064
Total Interest Expense	914	1,185	1,255	3,539	3,722
Net Interest Income	5,316	5,599	3,569	16,132	10,284
Provision for loan losses	15	32	21	113	21
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,301	5,567	3,548	16,019	10,263
OTHER INCOME
Service fees	199	186	152	568	447
Net gain (loss) on sale of securities	35	(30)	103	5	196
Earnings on bank-owned life insurance	110	98	84	320	249
Net (loss) gain on disposition of premises and equipment	(34)	454	—	435	—
Net gain (loss) on sale of other real estate owned	160	46	—	206	(16)
Other	65	86	46	241	143
Total Other Income	535	840	385	1,775	1,019
OTHER EXPENSES
Salaries and employee benefits	2,490	2,526	1,633	7,570	4,818
Occupancy and equipment	813	655	399	2,227	1,208
Data processing	419	509	277	1,350	799
Professional fees	193	217	152	598	526
Amortization on intangible assets	64	64	58	192	176
Prepayment penalties	—	—	—	161	—
Other	517	690	367	1,794	1,043
Total Other Expense	4,496	4,661	2,886	13,892	8,570
Income Before Income Taxes	1,340	1,746	1,047	3,902	2,712
Income Tax Expense	273	370	210	789	92
NET INCOME	$1,067	$1,376	$837	$3,113	$2,620
Basic and diluted earnings per share	$0.07	$0.09	$0.06	$0.21	$0.20

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Selected Consolidated Financial and Other Data

(Dollars in thousands)

	Three months ended									Nine months ended
	March 31, 2021			December 31, 2020			March 31, 2020			March 31, 2021			March 31, 2020
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
Interest-earning assets:
Loans	$487,549	$5,701	4.68%	$501,995	$6,233	4.97%	$341,842	$4,277	5.00%	$497,794	$17,827	4.77%	$334,392	$12,500	4.98%
Investment securities	109,204	449	1.64	119,782	472	1.58	49,701	422	3.40	115,888	1,574	1.81	47,733	1,097	3.06
Other interest-earning assets	135,204	80	0.24	59,955	79	0.53	23,153	125	2.16	85,477	270	0.42	22,908	409	2.38
Total interest-earning assets	731,957	6,230	3.40	681,732	6,784	3.98	414,696	4,824	4.65	699,159	19,671	3.75	405,033	14,006	4.61
Non-interest-earning assets	61,811			59,975			40,201			60,572			31,635
Total assets	$793,768			$741,707			$454,897			$759,731			$436,668
Interest-bearing liabilities:
Interest-bearing checking accounts	$99,812	17	0.07%	$100,026	22	0.09%	$57,967	15	0.10%	$101,719	89	0.12%	$57,133	47	0.11%
Money market deposit accounts	157,016	166	0.42	154,343	248	0.64	89,494	301	1.34	150,055	740	0.66	79,547	903	1.51
Savings, including club deposits	100,044	24	0.10	96,301	24	0.10	31,582	11	0.14	97,028	91	0.12	31,829	34	0.14
Certificates of deposit	182,477	445	0.98	200,956	624	1.24	115,385	564	1.96	194,226	1,731	1.19	114,014	1,674	1.96
Total interest-bearing deposits	539,349	652	0.48	551,626	918	0.67	294,428	891	1.21	543,028	2,651	0.65	282,523	2,658	1.25
FHLB advances	41,000	262	2.55	41,000	267	2.61	59,750	364	2.44	45,720	888	2.59	56,300	1,064	2.52
Total interest-bearing liabilities	580,349	914	0.63	592,626	1,185	0.80	354,178	1,255	1.42	588,748	3,539	0.80	338,823	3,722	1.46
Non-interest-bearing liabilities:
Non-interest-bearing deposits	100,570			38,927			15,556			59,423			13,825
Other non-interest-bearing liabilities	6,898			13,909			8,659			11,973			8,027
Total liabilities	687,817			645,462			378,393			660,144			360,675
Total equity	105,951			96,245			76,504			99,587			75,993
Total liabilities and equity	$793,768			$741,707			$454,897			$759,731			$436,668

Net interest income		$5,316			$5,599			$3,569			$16,132			$10,284
Interest rate spread		2.77%			3.18%			3.23%			2.95%			3.15%
Net interest-earning assets	$151,608			$89,105			$60,518			$110,411			$66,210
Net interest margin		2.91%			3.29%			3.44%			3.08%			3.39%
Ratio of interest-earning assets to interest-bearing liabilities	126.12%			115.04%			117.09%			118.75%			119.54%

ASSET QUALITY INDICATORS	March 31,	December 31,	June 30,	March 31,
(Dollars in thousands)	2021	2020	2020	2020
Non-performing assets:
Non-accruing loans	$5,956	$5,085	$3,172	$1,914
Accruing loans past due 90 days or more	—	—	90	198
Total non-performing loans	$5,956	$5,085	$3,262	$2,112
Real estate owned	100	100	100	—
Total non-performing assets	$6,056	$5,185	$3,362	$2,112
Non-performing loans to total loans	1.24%	1.02%	0.64%	0.60%
Non-performing assets to total assets	0.74%	0.69%	0.46%	0.46%
ALLL to total loans and leases	0.75%	0.72%	0.69%	0.86%
ALLL to non-performing loans	60.43%	70.54%	107.88%	142.47%

Key performance ratios (annualized) are as follows for the three and nine months ended (unaudited):

	For the Three Months Ended			For the Nine Months Ended
	March 31, 2021	December 31, 2020	March 31, 2020	March 31, 2021	March 31, 2020
PERFORMANCE RATIOS:
(annualized)
Return on average assets	0.54%	0.74%	0.74%	0.55%	0.80%
Return on average equity	4.03%	5.72%	4.38%	4.17%	4.60%
Net interest margin	2.91%	3.29%	3.44%	3.08%	3.39%
Net charge-off ratio	0.00%	0.02%	0.00%	0.01%	0.09%
Efficiency ratio	77.04%	72.75%	73.39%	78.07%	75.96%
Tangible common equity	25.77%	12.32%	12.37%	25.77%	15.65%

Non-GAAP Reconciliation

In this press release, we present the non-GAAP financial measures included in the tables below, which are used to evaluate our performance and exclude the effects of certain transactions and one-time events that we believe are unrelated to our core business and not necessarily indicative of our current performance or financial position. Management believes excluding these items facilitates greater visibility into our core businesses and underlying trends that may, to some extent, be obscured by inclusion of such items.  The following tables include a reconciliation of the non-GAAP financial measures used in this press release to their comparable GAAP measures.

William Penn Bancorporation and Subsidiaries

Non-GAAP Reconciliation

(Dollars in thousands, except share and per share data)

	March 31,	December 31,	June 30,	March 31,
	2021	2020	2020	2020
Calculation of Tangible Book Value per Share:
Total Stockholders' Equity	$215,040	$97,189	$96,365	$77,170
Less: Goodwill and other intangible assets	5,858	5,922	6,050	5,854
Total tangible equity (non-GAAP)	$209,182	$91,267	$90,315	$71,316
Total common shares outstanding (adjusted for 3.2585 exchange ratio)	15,170,566	14,628,530	14,628,530	12,969,332
Book value per share (GAAP)	$14.17	$6.64	$6.59	$5.95
Tangible book value per share (non-GAAP)	$13.79	$6.24	$6.17	$5.50
Calculation of the ratio of the allowance for loan losses to total loans, excluding acquired loans:
Gross loans receivable	$479,329	$498,392	$512,124	$349,535
Less: Loans acquired in a business combination	177,996	199,227	235,112	63,939
Gross loans receivable, excluding acquired loans (non-GAAP)	$301,333	$299,165	$277,012	$285,596
Allowance for loan losses	$3,599	$3,587	$3,519	$3,009
Allowance for loan losses to total loans (GAAP)	0.75%	0.72%	0.69%	0.86%
Allowance for loan losses to total loans, excluding acquired loans (non-GAAP)	1.19%	1.20%	1.27%	1.05%